Sub-Item 77H:
CHANGES IN
CONTROL OF
REGISTRANT



	As of July 31,
2011, Charles Schwab &
Co. Inc. has attained
control of the Registrant by
acquiring 28.30% of the
voting securities of the
Registrant.